UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 22, 2003

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEMS 3 AND 5.    BANKRUPTCY OR RECEIVERSHIP; OTHER EVENTS AND REGULATION FD DISCLOSURE.

On December 19, 2003, the U.S. Bankruptcy Court for the District of Delaware (“Court”) confirmed the plan of reorganization of Redback Networks Inc. (the “Company”). The Court’s confirmation permits the Company’s plan to become effective in approximately ten (10) days following the date the Court entered the confirmation order.

Attached as an exhibit to this Form 8-K is a copy of a press release, dated December 22, 2003, announcing the Court’s confirmation of Company’s reorganization plan.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    The following exhibit is filed with Current Report:

[99.1]    Press Released dated December 22, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: December 22, 2003	By:	/S/ THOMAS L. CRONAN III

Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer